EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Sealy Corporation dated February 4, 2013 (April 1, 2013 as to Note 29) appearing in the Current Report on Form 8-K of Sealy Corporation dated April 1, 2013. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

November 8, 2013